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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 3, 1997 included or incorporated by reference in the Appalachian Bancshares, Inc. Annual Report on Form 10-KSB for the year ended December 31, 1996 and to all references to our firm included in this registration statement.




                                      /s/ Schauer, Taylor, Cox & Edwards, P.C.
                                      ------------------------------------------
                                      Schauer, Taylor, Cox & Edwards, P.C.

Birmingham, Alabama
May 14, 1997